                                                             EXHIBIT 23.11

                      CONSENT OF JAMES F. DANNHAUSER

   I hereby consent to being named a proposed director of MeriStar Hospitality Corporation and to the use of my name wherever it appears in the Registration Statement filed by American General Hospitality Corporation ("AGH") on Form S-4 and the Joint Proxy Statement/Prospectus for AGH and CapStar Hotel Company, which forms a part of the Registration Statement, and any amendments thereto.

Dated: May 18, 1998
                                               /s/ James F. Dannhauser
                                          By___________________________________

                                                 James F. Dannhauser